U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 28, 2009
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of	(Commission file number)	(I.R.S. employer identification
incorporation)		number)

Pier 1, Bay 1, San Francisco, California	94111

(Address of principal executive offices)	(Zip code)
415-394-9000
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On April 28, 2009, we issued a press release entitled “AMB Property Corporation Announces First Quarter 2009 Results,” which sets forth disclosure regarding our results of operation for the first quarter 2009. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the U.S. Securities and Exchange Commission.
ITEM 8.01 OTHER EVENTS.
On April 28, 2009, we reported results for the first quarter 2009. Funds from operations per fully diluted share and unit was a $1.00 loss for the first quarter of 2009, as compared to $0.65 for the same quarter in 2008.
Consistent with our previous announcement, we recognized non-cash impairment charges in the first quarter of 2009, related to valuation of our development and operating assets and land holdings, totaling approximately $182 million. The impairment charges are primarily attributed to changes in leasing and valuation assumptions. Excluding the impact of the impairments, funds from operations per fully diluted share and unit would have been $0.77 for the first quarter of 2009.
Net income available to common stockholders per fully diluted share for the first quarter of 2009 was a loss of $1.24, as compared to $0.39 for the same quarter in 2008. The loss was attributable to impairment charges that we incurred in the quarter.
Financing Activities
As previously announced, we completed the issuance and sale of 47.4 million shares of our common stock in a public offering at a price of $12.15 per share, generating $553 million in net proceeds. The proceeds from the offering were used to reduce borrowings under our unsecured credit facilities.
In addition to the reduction of our credit facilities, we have repaid, refinanced or extended approximately $751 million of our debt during the first quarter of 2009. Our share of total debt was reduced by approximately $787 million during the quarter, and at March 31, 2009, our share of total debt to share of total assets was 43.6 percent, as compared to 51.1 percent at the end of the fourth quarter 2008.
Contributions and Dispositions
Year-to-date we have completed contributions and sales of approximately $391 million.
During the first quarter, we completed contributions and sales totaling approximately $304 million, with gains of approximately $52 million, consisting of the following:
▪	The contribution of one asset to AMB Japan Fund I and the sale of five development properties and a land parcel in the U.S. for an aggregate price of approximately $243 million, with a gain of more than $33 million and an average development margin of 20.6 percent; and

▪	The sale of eight properties from our operating portfolio in the U.S. for an aggregate sales price of approximately $62 million, with a gain of approximately $19 million.
Subsequent to quarter end, we completed sales in our development and operating portfolio totaling approximately $87 million, including two development properties for an aggregate sales price of approximately $50 million, and two properties from our operating portfolio for an aggregate sales price of approximately $37 million. The year-to-date stabilized capitalization rate for its asset sales in the U.S. was approximately 8.5 percent.
We have other assets in our operating and development portfolios that are currently under contract for sale or scheduled for contribution in 2009, subject to certain conditions, for an aggregate sales price of approximately $219 million. We also have approximately $51 million of operating and development properties for sale that are currently under non-binding letters of intent.
Investment Activity
We commenced two previously committed build-to-suit developments in Paris, France and Monterrey, Mexico, totaling 464,000 square feet (43,100 square meters) during the quarter, with a total estimated investment of $29 million.
Our global development pipeline at quarter end, which included investments held through unconsolidated joint ventures, totaled approximately 11.8 million square feet (1.1 million square meters) scheduled for delivery through 2010, with an estimated total investment of $983.6 million before the recognition of the impairment charges. Our share of the remaining cash to fund the completion of our development pipeline is projected to be $135 million. The development pipeline was approximately 31 percent leased as of March 31, 2009, with approximately 7 million square feet (650,800 square meters) of leasing remaining in order to stabilize the pipeline.
Leasing Activity
During the first quarter of 2009, we leased more than 1.0 million square feet (94,500 square meters) of our development pipeline. In our global operating portfolio, we leased approximately 5.6 million square feet (519,000 square meters) in the first quarter.
Owned and Managed Portfolio Operating Results
Our operating portfolio was 92.2 percent occupied at March 31, 2009, with an average occupancy rate of 93.1 percent for the first quarter of 2009. Cash basis same store net operating income, without the effects of lease termination fees, decreased 1.1 percent in the first quarter compared with the same period in 2008, driven primarily by lower average same store occupancies. Average rent change on renewals and rollovers in our operating portfolio was flat for the quarter and 2.2 percent for the trailing four quarters ended March 31, 2009.
SUPPLEMENTAL EARNINGS MEASURES
Included in the footnotes to our attached financial statements is a discussion of why management believes FFO, FFOPS and FFO, excluding impairment charges (or the FFO Measures) are useful supplemental measures of operating performance, ways in which investors might use the FFO Measures when assessing our financial performance and the FFO Measures’ limitations as a measurement tool. Reconciliation from net income to the FFO Measures are provided in the attached tables.
We believe that net income, as defined by GAAP, is the most appropriate earnings measure. However, we consider cash-basis same store net operating income (or SS NOI) to be a useful supplemental measure of our operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2007. In deriving SS NOI, we define NOI as rental revenues, including reimbursements, less property operating expenses, both of which are calculated in accordance with GAAP. Property operating expenses exclude depreciation, amortization, general and administrative expenses and interest expense. We define SS NOI to also exclude straight-line rents and amortization of lease intangibles. We consider SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare our operating performance with that of other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. Reconciliation from net income to SS NOI is provided below.

	For the Quarters ended
	March 31,
	2009	2008
Net (loss) income	$(123,024)	$69,735
Private capital income	(11,695)	(9,923)
Depreciation and amortization	42,101	40,969
Impairment losses	165,979	—
General and administrative and fund costs	31,510	35,348
Total other income and expenses	5,672	(15,265)
Total discontinued operations	(6,277)	(3,923)

NOI	104,266	116,941

Less non same-store NOI	(14,360)	(25,299)
Less non cash adjustments(1)	20	(1,146)

Cash-basis same-store NOI	$89,926	$90,496

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.

“Owned and managed” is defined by us as assets in which we have at least a 10 percent ownership interest, are the property or asset manager, and which we currently intend to hold for the long-term.
We are an owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of March 31, 2009, we owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 159.0 million square feet (14.8 million square meters) in 48 markets within 14 countries. We invest in properties located predominantly in the infill submarkets of our targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
Forward Looking Statements
Some of the information included in this report contains forward-looking statements such as those related to assets under contract, scheduled for contribution, under letters of intent, currently marketed and selected to sell, our development projects (including completion, timing of stabilization and delivery, our share of remaining funding required, our ability to lease such projects, square feet at stabilization or completion, costs and total investment amounts), our ability to meet our business goals, our ability to weather the economic downturn and grow our business, estimated dilutive impact of the equity offering, and projected near-term capitalization rates, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent or failure to lease at all or on favorable terms, decreases in real estate values and impairment losses, increased interest rates and operating costs or greater than expected capital expenditures, our failure to obtain, renew or extend necessary financing, re-financing risks, risks related to our obligations in the event of certain defaults under co-investment ventures and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, our failure to contribute properties to our co-investment ventures, risks and uncertainties affecting property development, value-added conversions, redevelopment and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings or to comply with our debt covenants, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions, global trade or in the real estate sector, inflation risks, changes in real estate and zoning laws, a continued or prolonged downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2008.

CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(in thousands, except per share data)

	For the Quarters ended March 31,
	2009	2008
Revenues
Rental revenues	$153,834	$161,935
Private capital revenues	11,695	9,923

Total revenues	165,529	171,858

Costs and expenses
Property operating costs	(49,568)	(44,994)
Depreciation and amortization	(42,101)	(40,969)
General and administrative	(31,249)	(35,126)
Fund costs	(261)	(222)
Real estate impairment losses	(165,979)	—
Other expenses(2)	662	92

Total costs and expenses	(288,496)	(121,219)

Other income and expenses
Development profits, net of taxes	33,286	17,820
Gains from sale or contribution of real estate interests, net	—	19,967
Equity in (losses) earnings of unconsolidated joint ventures, net	(34)	2,928
Other (expenses) income(2)	(7,065)	4,415
Interest expense, including amortization	(32,521)	(29,957)

Total other income and expenses, net	(6,334)	15,173

(Loss) income from continuing operations	(129,301)	65,812

Discontinued operations
(Loss) income attributable to discontinued operations	(12,669)	2,205
Gains from sale of real estate interests, net of taxes	18,946	1,718

Total discontinued operations	6,277	3,923

Net (loss) income	(123,024)	69,735
Noncontrolling interests’ share of net loss (income)
Joint venture partners’ share of net loss (income)	1,846	(19,263)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(1,108)	(4,741)
Preferred unitholders	(1,432)	(1,432)
Limited partnership unitholders	5,320	(1,367)

Total noncontrolling interests’ share of net loss (income)	4,626	(26,803)

Net (loss) income after noncontrolling interests	(118,398)	42,932
Preferred stock dividends	(3,952)	(3,952)

Net (loss) income available to common stockholders	$(122,350)	$38,980

Net (loss) income per common share (diluted)(3)	$(1.24)	$0.39

Weighted average common shares (diluted)	98,916	99,668

(1)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture.

(2)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan.

(3)	Net (loss) income per common share (diluted) is calculated using the diluted two-class method. For 2008, 895,446 shares of unvested restricted stock outstanding are also included in the weighted average common shares amount.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(in thousands, except per share data)

	For the Quarters ended March 31,
	2009	2008
Net (loss) income available to common stockholders	$(122,350)	$38,980
Gains from sale or contribution of real estate interests, net of taxes	(18,946)	(21,685)
Depreciation and amortization
Total depreciation and amortization	42,101	40,969
Discontinued operations’ depreciation	1,358	704
Non-real estate depreciation	(2,137)	(1,634)
Adjustments to derive FFO from consolidated joint ventures
Joint venture partners’ noncontrolling interests (Net (loss) income)	(1,846)	19,263
Limited partnership unitholders’ noncontrolling interests (Net (loss) income)	(5,320)	1,367
Limited partnership unitholders’ noncontrolling interests (Development profits)	1,108	528
FFO attributable to noncontrolling interests	(3,712)	(16,576)
Adjustments to derive FFO from unconsolidated joint ventures
AMB’s share of net loss (income)	34	(2,928)
AMB’s share of FFO	7,524	8,862

Funds from operations	$(102,186)	$67,850

FFO per common share and unit (diluted)	$(1.00)	$0.65

Weighted average common shares and units (diluted)	102,353	103,646

Adjustments for impairment charges
Real estate impairment losses	$165,979	$—
Discontinued operations’ real estate impairment losses	15,874	—
AMB’s share of real estate impairment losses from unconsolidated joint ventures	4,611	—
Joint venture partners’ noncontrolling interest share of real estate impairment losses	(4,876)	—

AMB’s share of total impairment charges	181,588	—

Funds from operations, excluding impairment charges	$79,402	$67,850

FFO, excluding impairment charges per common share and unit (diluted)(2)	$0.77	$0.65

(1)	Funds From Operations (“FFO”), Funds From Operations Per Share and Unit (“FFOPS”) and FFO, excluding impairment charges (together with FFO and FFOPS, the “FFO Measures”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, FFO per share and unit, or FFOPS, and FFO, excluding impairment charges, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures.
AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
In addition to presenting FFO as described above, AMB presents FFO, excluding impairment charges. AMB calculates FFO, excluding impairment charges, as FFO less impairment charges and adjustments to derive AMB’s share of impairment charges from consolidated and unconsolidated joint ventures. To the extent that the book value of a land parcel or development asset exceeded the fair market value of a property, based on its intended holding period, a non-cash impairment charge was recognized for the shortfall. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. Although difficult to predict, these charges may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate markets. While not infrequent or unusual in nature, these charges are subject to market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these charges reflect market conditions in the short-term but can obscure the value of AMB’s long-term investment decisions and strategies. Management believes FFO, excluding impairment charges, is significant and useful to both it and its investors because it more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment. However, in addition to the limitations of FFO Measures generally discussed below, FFO, excluding impairment charges, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of FFO and should not be considered a replacement of FFO as AMB defines it or used as an alternative to net income or cash as defined by U.S. GAAP.

AMB believes that the FFO Measures are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures and a reconciliation of the FFO Measures to net income available to common stockholders, a U.S. GAAP measurement.

(2)	FFO, excluding impairment charges per common share and unit (diluted) is calculated using the diluted two-class method. 920,281 and 895,446 shares of unvested restricted stock outstanding are included in the weighted average common shares and units (diluted) amount at March 31, 2009 and 2008, respectively.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	March 31, 2009	December 31, 2008
Assets
Investments in real estate
Total investments in properties	$5,949,909	$6,603,856
Accumulated depreciation and amortization	(986,541)	(970,737)

Net investments in properties	4,963,368	5,633,119
Investments in unconsolidated joint ventures	432,503	431,322
Properties held for sale or contribution, net	881,431	609,023

Net investments in real estate	6,277,302	6,673,464
Cash and cash equivalents and restricted cash	282,298	251,231
Accounts receivable, net	145,266	160,528
Other assets	208,069	216,425

Total assets	$6,912,935	$7,301,648

Liabilities, stockholders’ equity and noncontrolling interests
Secured debt	$1,405,188	$1,522,571
Unsecured senior debt	1,054,250	1,153,926
Unsecured credit facilities	380,663	920,850
Other debt	392,613	392,838
Accounts payable and other liabilities	374,908	345,259

Total liabilities	3,607,622	4,335,444
Stockholders’ equity and noncontrolling interests
Stockholders’ equity
Common equity	2,661,648	2,291,695
Preferred equity	223,412	223,412

Total stockholders’ equity	2,885,060	2,515,107
Noncontrolling interests
Joint venture partners	280,033	293,367
Preferred unitholders	77,561	77,561
Limited partnership unitholders	62,659	80,169

Total noncontrolling interests	420,253	451,097

Total stockholders’ equity and noncontrolling interests	3,305,313	2,966,204

Total liabilities, stockholders’ equity and noncontrolling interests	$6,912,935	$7,301,648

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
      (d) Exhibits:

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated April 28, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: April 28, 2009	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

  Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated April 28, 2009.